Exhibit 99.1

CARLYLE GAMING & ENTERTAINMENT LTD

TORONTO, Canada, January 22, 2015 – Carlyle Gaming & Entertainment, Ltd., (“Carlyle”) is pleased to announce that it has completed its merger agreement with Carlyle Entertainment Ltd. (Previously Azzardo Gaming Acquisition Corporation (“Carlyle”), a reporting Canadian issuer, in a business combination (the “Merger”) whereby all of the issued and outstanding securities of Carlyle Gaming & Entertainment, Ltd., will be exchanged for securities of Carlyle.

Upon completion of the merger the surviving Company will continue with the name Carlyle Entertainment Ltd.

Contemporaneous with the completion of the Transaction the Company made an application to list on the Canadian Stock Exchange (the “CSE”) under the reserved symbol “OLG” and trading on the OTCQX and OTCQB marketplaces in the United States and on Xetra in Europe operated by Deutsche Börse.

Company filings are available at www.sec.gov and going forward all Company fillings will be available at www.sedar.com.

Carlyle Gaming & Entertainment, Ltd. has filed a Form 15 with the United State Securities & Exchange Commission, a Certification and Notice of Termination of Registration under Section 12(g) Of The Securities Exchange Act Of 1934.

For additional information regarding Carlyle Entertainment Ltd.

Please visit us at: www.carlylegaming.ca

Certain statements included herein, including those that express expectations or estimates by Carlyle of its future performance constitute “forward-looking statements” within the meaning of applicable securities laws. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by Carlyle at this time, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Investors are cautioned not to put undue reliance on forward looking statements. Except as required by law, Carlyle does not intend, and undertakes no obligation, to update any forward-looking statements to reflect, in particular, new information or future events.

Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Forward-looking statements involve risks, uncertainties and assumptions as described from time to time in Press Releases and Forms 8-K, registration statements, quarterly and annual reports and other reports and filings filed with the Securities and Exchange Commission or made by management. All statements, other than statements of historical facts, which address Carlyle’s expectations of sources or uses for capital or which express the Company's expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. As a result, there can be no assurance that Lakeland's future results will not be materially different from those described herein as "believed," "projected," "planned," "intended," "anticipated," "estimated" or "expected," or other words which reflect the current view of the Company with respect to future events. We caution readers that these forward-looking statements speak only as of the date hereof. The Company hereby expressly disclaims any